      As filed with the Securities and Exchange Commission on July 26, 1996

                                                    Registration No. 333-______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                        77-0294597
(State of Incorporation)                   (I.R.S. Employer Identification No.)



                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
                   (Address of principal executive offices)



                          ADVISORY BOARD STOCK OPTIONS
                            (Full title of the plans)

                               ROBERT P. DILWORTH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                             1980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                   Copies to:

                            KENNETH L. GUERNSEY, ESQ.
                     COOLEY GODWARD CASTRO HUDDLESON & TATUM
                               ONE MARITIME PLAZA
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 693-2000



                                                                   Page 1 of 16
                                                        Exhibit Index at Page 8

                                                  CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                         PROPOSED MAXIMUM             PROPOSED MAXIMUM
   TITLE OF SECURITIES           AMOUNT TO BE           OFFERING PRICE PER           AGGREGATE OFFERING              AMOUNT OF
    TO BE REGISTERED              REGISTERED                SHARE (1)                    PRICE (1)               REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.001)                        225,000                $17.59 avg.                   $3,957,750                   $1,365
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the prices at which the options may be exercised.

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.


                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Metricom, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

         Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward Castro Huddleson & Tatum, San Francisco, California.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Bylaws provide that the Company will indemnify its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify.

         In addition, the Company's Amended and Restated Certificate of Incorporation (the "Amended Certificate") provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision in the Amended Certificate does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the director believes to be contrary to the best interests of the Company or its stockholders, for any transaction from which the director derived an improper personal benefit and for improper distributions to stockholders and improper loans to directors and officers. This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


                                       3.

                       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER
4.1 Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as amended.(1)

4.2               Specimen stock certificate.(1)

4.3               Fifth Amendment to Registration Rights Agreement.(2)

4.4               Sixth Amendment to Registration Rights Agreement.(2)

5                 Opinion of Cooley Godward Castro Huddleson & Tatum

23.1              Consent of Arthur Andersen LLP

23.2 Consent of Cooley Godward Castro Huddleson & Tatum is contained in Exhibit 5 to this Registration Statement

24                Power of Attorney is contained on the signature pages.

99 Form of Nonstatutory Option Agreement used in connection with the Nonstatutory Options granted outside of Registrant's stock option plans.

- ------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.

                                  UNDERTAKINGS

         1. The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be


                                       4.

reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       5.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on July 26, 1996.

                                 METRICOM, INC.



                                 By  /s/ Robert P. Dilworth
                                   --------------------------------------------
                                     Robert P. Dilworth
                                     President and Chief Executive Officer





                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Dilworth and William D. Swain, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


                                       6.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                      TITLE                                  DATE
/s/ Robert P. Dilworth         President, Chief Executive             July 26, 1996
- ----------------------------   Officer and Director
     Robert P. Dilworth        (Principal Executive Officer)


/s/ William D. Swain           Chief Financial Officer (Principal     July 26, 1996
- ----------------------------   Financial and Accounting Officer)
    William D. Swain


/s/ Cornelius C. Bond, Jr.     Chairman of the Board                  July 26, 1996
- ----------------------------
     Cornelius C. Bond, Jr.


/s/ Robert S. Cline            Director                               July 26, 1996
- ----------------------------
     Robert S. Cline


/s/ Justin Jaschke             Director                               July 26, 1996
- ----------------------------
    Justin Jaschke


/s/ George W. Levert           Director                               July 26, 1996
- ----------------------------
    George W. Levert


/s/ Donald Rumsfeld            Director                               July 26, 1996
- ----------------------------
    Donald Rumsfeld


/s/ Robert M. Smelick          Director                               July 26, 1996
- ----------------------------
    Robert M. Smelick


/s/ Jerry Yang                 Director                               July 26, 1996
- ----------------------------
    Jerry Yang


                                       7.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                      DESCRIPTION                                      SEQUENTIAL PAGE NUMBER
      4.1   Registration Rights Agreement between the Registrant and the other                         --
            parties named therein, dated June 23, 1986, as amended.(1)

      4.2   Specimen stock certificate(1)                                                              --

      4.3   Fifth Amendment to Registration Rights Agreement.(2)                                       --

      4.4   Sixth Amendment to Registration Rights Agreement.(2)                                       --

       5    Opinion of Cooley Godward Castro Huddleson & Tatum                                          9

     23.1   Consent of Arthur Andersen LLP                                                             10

     23.2   Consent of Cooley Godward Castro Huddleson & Tatum is contained in                         --
            Exhibit 5 to this Registration Statement

      24    Power of Attorney is contained on the signature pages.                                     --

      99    Form of Nonstatutory Option Agreement used in connection with the                           11
            Nonstatutory Options granted outside of Registrant's stock option plans.

- ------------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.


                                       8.